UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 8, 2019

RED ROCK RESORTS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37754	47-5081182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1505 South Pavilion Center Drive, Las Vegas, Nevada 89135

(Address of Principal Executive Offices) (Zip Code)

702-495-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

Credit Facility Amendment

On February 8, 2019 (the “Fifth Amendment Effective Date”), Station Casinos LLC (“Station”), Red Rock Resorts, Inc., Station Holdco LLC, the guarantor subsidiaries of Station, Deutsche Bank AG Cayman Islands Branch, as administrative agent, and lenders party to that certain Credit Agreement dated as of June 8, 2016 (the “Credit Agreement”) entered into the Incremental Joinder Agreement No. 5 and Fifth Amendment to Credit Agreement (the “Amendment”) pursuant to which the Credit Agreement was amended to, among other things, (a) with respect to lenders that consented to the Amendment, extend the maturity date under each of the term A loan facility of such lenders and the revolving credit facility of such lenders by one year to June 8, 2023 (or, if earlier, the date that is 91 days prior to the maturity date of the term B loan facility or certain other indebtedness); (b) increase the outstanding borrowing availability under revolving credit facility to approximately $896.0 million; (c) reduce the applicable margin on the portion of the revolving credit facility with respect to which the maturity was extended and the portion of the term A loan facility with respect to which the maturity was extended by 0.25%; (d) permanently waive certain mandatory prepayments on the term A loan facility, (e) with respect to the revolving credit facility and the term A loan facility, adjust the calculation of certain covenants relating to acquired junior indebtedness and interest thereon; and (f) modify the requirement that Station maintain throughout the term of the Credit Agreement and measured at the end of each fiscal quarter, a maximum consolidated total leverage ratio of not more than (i) 6.50 to 1.00 for the first fiscal quarter ending after the Fifth Amendment Effective Date through the fiscal quarter ending December 31, 2019, (ii) 6.25 to 1.00 for the fiscal quarter ending March 31, 2020, (iii) 6.00 to 1.00 for the fiscal quarter ending June 30, 2020 through the fiscal quarter ending September 30, 2020, (iv) 5.75 to 1.00 for the fiscal quarter ending December 31, 2020 through the fiscal quarter ending March 31, 2021, (v) 5.50 to 1.00 for the fiscal quarter ending June 30, 2021 through the fiscal quarter ending September 30, 2021 and (vi) 5.25 to 1.00 for the fiscal quarter ending December 31, 2021 and each fiscal quarter thereafter.

Station intends to use the proceeds from the incremental revolving credit facility (a) to pay fees and expenses in connection with the Amendment and (b) for general corporate purposes.

The foregoing description is qualified in its entirety by reference to the full text of the Amendment, filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.02. Results of Operations and Financial Condition.

On February 12, 2019, the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following material is being furnished as an exhibit to this Current Report on Form 8-K.

Exhibit Number	Description

10.1	Incremental Joinder Agreement No. 5 and Fifth Amendment to Credit Agreement dated February 8, 2019, among Station Casinos LLC, the guarantor subsidiaries party thereto, Red Rock Resorts, Inc. Station Holdco LLC, Deutsche Bank AG Cayman Islands Branch, as administrative agent, and the lenders party thereto.

99.1	Press release dated February 12, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED ROCK RESORTS, INC.

Date: February 12, 2019	By:	/s/ Stephen L. Cootey
Stephen L. Cootey
Executive Vice President, Chief Financial Officer and Treasurer